UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 4, 2011

Commission File Number 333-49389
Activant Solutions Inc.
(Exact name of registrant as specified in its charter)

Delaware	94-2160013
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

7683 Southfront Road
Livermore, CA	94551
(Address of principal executive offices)	(Zip Code)
(925) 449-0606
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On April 4, 2011, Activant Group Inc., a Delaware corporation (“AGI”), the parent company of Activant Solutions Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger, dated as of April 4, 2011 (the “Merger Agreement”), by and among Eagle Parent, Inc., a Delaware corporation (“Parent”), Sun5 Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub,” and together with Parent, “Buyer”), AGI and Hellman & Friedman Capital Partners V, L.P., a Delaware limited partnership (“H&F”), solely in its capacity as agent and attorney-in-fact for AGI's stockholders and common optionholders, providing for the merger of Merger Sub with and into AGI, with AGI continuing as the surviving corporation (the “Merger”). Parent and Merger Sub are affiliates of funds advised by Apax Partners, L.P. (“Apax”).

Upon consummation of the Merger, Buyer will pay, or cause to be paid, consideration for the outstanding AGI equity (including “in-the-money” stock options outstanding immediately prior to the consummation of the Merger) consisting of $890.0 million in cash, less indebtedness, certain fees, expenses, bonus payments and other payments to be made by or on behalf of Buyer, plus cash on hand, an assumed tax benefit and the exercise price of stock options and plus or minus the amount of a net working capital adjustment, in each case as specified in the Merger Agreement. Immediately prior to the consummation of the Merger, AGI will repurchase from H&F the one authorized and outstanding share of Series A preferred stock of AGI for $1.00 in cash.

The Merger Agreement was unanimously approved by AGI's board of directors. After the execution and delivery of the Merger Agreement by the parties thereto, the holders of a majority of the outstanding voting securities of AGI executed and delivered to Buyer a written consent approving the Merger Agreement and the transactions contemplated thereby.

Simultaneously with the execution and delivery of the Merger Agreement, Parent entered into that certain Agreement and Plan of Merger, dated as of April 4, 2011 (the “Epicor Merger Agreement”), by and among Parent, Element Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Epicor Acquisition Sub”) and Epicor Software Corporation (“Epicor”), providing for the merger of Epicor Acquisition Sub with and into Epicor, with Epicor continuing as the surviving corporation (the “Epicor Merger”). Under the Epicor Merger Agreement, Parent will commence a tender offer (the “Epicor Offer”) to acquire all of the outstanding common stock of Epicor, followed by the Epicor Merger, in which all remaining outstanding Epicor shares will be acquired at the same price paid in the Epicor Offer. The consummation of the Epicor Merger is conditioned on, among other things, customary closing conditions, including minimum levels of participation in the Epicor Offer and regulatory approvals, and the satisfaction of the closing conditions for the Merger.

The consummation of the Merger and the obligations of each party to consummate the Merger are subject to certain closing conditions specified in the Merger Agreement, including, among others, the receipt of required United States antitrust approvals and clearances and compliance with the various covenants contained in the Merger Agreement and the concurrent closing of the Epicor Merger.

Parent has secured committed financing, consisting of equity financing commitment letters from funds advised by Apax (collectively, the “Equity Financing Commitment”) and a debt financing commitment (the “Debt Financing Commitment” and, together with the Equity Financing Commitment, the “Financing Commitments”). Pursuant to the terms of the Debt Financing Commitment, which will be used to finance both the Merger and the Epicor Merger, the lenders will provide a senior secured term loan facility, a senior secured revolving credit facility and a senior unsecured bridge term loan facility. The bridge term loan facility will be provided in the event that, and to the extent that, Merger Sub does not issue and sell senior unsecured notes on or prior to the closing date. The obligations under the Debt Financing Commitment are subject to certain conditions specified in the Debt Financing Commitment.

The proceeds of the Financing Commitments will be used by Parent for payment of the aggregate merger consideration in the Merger and the Epicor Merger and Epicor Offer (as applicable), payment of fees and expenses related to the transactions contemplated by the Merger Agreement and Epicor Merger Agreement and the repayment, repurchase and/or redemption of the existing indebtedness of AGI and the Company and its subsidiaries in connection with the Merger (namely, the Company's 9 1/2% Senior Subordinated Notes due 2016 and current term and revolving credit facilities and existing indebtedness of Epicor).

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

A copy of the Epicor Merger Agreement will be filed with the Securities and Exchange Commission (the “SEC”) by Epicor as an exhibit to a Current Report on Form 8-K that will be accessible through the SEC website (http://www.sec.gov).

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide to any person not a party thereto any other factual information about AGI or its subsidiaries, including the Company. The representations, warranties, covenants and agreements contained in the Merger Agreement are made only for purposes of the Merger Agreement and as of the dates specified therein, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The assertions embodied in those representations and warranties are also qualified in important part by confidential disclosure schedules issued in connection with the Merger Agreement. For the foregoing reasons, investors should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of AGI or any of its subsidiaries (including the Company), Parent, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's disclosures.

The information in this Item 1.01 contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to the Company that are based on the beliefs of the Company's management. When used in this press release, the words “may,” “will,” “should,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue” or similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties. Such statements reflect the current views of the Company's management. The following factors, and others that are discussed in the Company's filings with the SEC, are among those that may cause actual results to differ materially from the forward-looking statements: uncertainties associated with the proposed sale of AGI to affiliates of Apax; uncertainty associated with the proposed sale of Epicor to affiliates of Apax; the anticipated timing of filings and approvals relating to the transaction; the expected timing of completion of the transaction; the ability of third parties (including, but not limited to, Epicor) to fulfill their obligations relating to the proposed transaction, including, but not limited to, providing financing under current financial market conditions; the ability of the parties to the Merger Agreement and Epicor Merger Agreement to satisfy the conditions to closing of the Merger and Epicor Merger; and general and regional economic conditions and industry trends and competition. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as expected, intended, estimated, anticipated, believed or predicted. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 8.01 Other Events.

On April 4, 2011, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01. Financial Statements And Exhibits.
(d)           Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of April 4, 2011, by and among Eagle Parent, Inc, Sun5 Merger Sub, Inc., Activant Group Inc. and Hellman & Friedman Capital Partners V, L.P., as stockholders' representative.

99.1	Press Release, dated April 4, 2011.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACTIVANT SOLUTIONS INC.
Date: April 5, 2011	By: /s/ TIMOTHY F. TAICH
Timothy F. Taich
Vice President and General Counsel